Exhibit 99.(8)(ff)(v)

Amendment to

Participation Agreement

Between

Northern Lights Variable Trust

And

Jefferson National Life Insurance Company

And

Jefferson National Life Insurance Company Of New York

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the July 1, 2007 Participation Agreement between Northern Lights Variable Trust and Jefferson National Life Insurance Company as amended September 22, 2010, as follows:

Schedule B thereto is hereby modified in its entirety to read as set forth in Schedule B attached hereto.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of September 30, 2015.

Northern Lights Variable Trust

By:

Name: Andrew Rogers

Title: President

Jefferson National Life Insurance Company

By:

Name: Craig A. Hawley

Jefferson National Life Insurance Company Of New York

By:

Name: Craig A. Hawley

Title: General Counsel & Secretary

SCHEDULE B

Participating Portfolios

JNF SSgA Tactical Allocation Portfolio

JNF SSgA Sector Rotation Portfolio

Changing Parameters Portfolio

Adaptive Allocation Portfolio

TOPS® Conservative ETF Portfolio (Class 1 and 2)

TOPS® Balanced ETF Portfolio (Class 1)

TOPS® Managed Risk Balanced ETF (Class 1 and 2)

TOPS® Managed Risk Growth ETF (Class 1 and 2)

TOPS® Managed Risk Moderate Growth ETF (Class 1 and 2)

TOPS® Moderate Growth ETF Portfolio (Class 1)

TOPS® Growth ETF Portfolio (Class 1)

TOPS® Aggressive Growth ETF Portfolio (Class 1)

Power Income VIT Fund (Class 2)

Mariner Managed Futures Strategy Portfolio (Class 2)

7Twelve Balanced Portfolio

Probabilities VIT Fund (Class 1 and 2)

JNF SSgA Retirement Income Portfolio

BTS Tactical Fixed Income VIT Fund (Class 2)

This schedule was amended on September 22, 2010 to add Adaptive Allocation Portfolio.

This schedule was amended on March 24, 2011 to add the following portfolios:

TOPS® Conservative ETF Portfolio, TOPS® Balanced ETF Portfolio, TOPS® Moderate Growth ETF Portfolio, TOPS®  Growth ETF Portfolio, TOPS® Aggressive Growth ETF Portfolio,  TOPS®  Protected Balanced ETF Portfolio,  TOPS® Protected Moderate Growth ETF Portfolio, TOPS® Protected Growth ETF Portfolio.

This schedule was amended on May 1, 2012 to add the Power Income VIT Fund.

This schedule was amended on September 26, 2012 to add Mariner Managed Futures Strategy.

This schedule was amended on March 27, 2013 to add 7Twelve Balanced Portfolio and Probabilities Fund.

This schedule was amended on February 25, 2014 to add JNF SSgA Retirement Income Portfolio.

This schedule was amended on September 16, 2015 to add BTS Tactical Fixed Income VIT Fund.